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                       CONSENT OF INDEPENDENT ACCOUNTANTS

                               ___________________



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 2, 1999 relating to the financial statements, which appears in Legg Mason, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1999. We also consent to the incorporation by reference of our report dated June 2, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
September 10, 1999






                                                    Exhibit 23(a)